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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 26, 1996 (except for Note 10, as to which the date is April 12, 1996) in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-2490) and related Prospectus of Millennium Pharmaceuticals, Inc. for the registration of 5,175,000 shares of its common stock.


                                          ERNST & YOUNG LLP

Boston, Massachusetts

May 3, 1996